Exhibit 1.2

8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com Security Class Holder Account Number Fold Form of Proxy - Special Meeting to be held on Monday, March 21, 2016 This Form of Proxy is solicited by and on behalf of Management of Canadian Oil Sands Limited. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder of common shares of Canadian Oil Sands Limited to attend and act on their behalf at the Meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted in favour or voted against the matters described herein, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Special Meeting or other matters that may properly come before the Meeting or any adjournment or postponement thereof. 8. In order for this proxy to be effective, it must be validly signed and submitted so that it is received by Canadian Oil Sands Limited not less than 48 hours (excluding Saturdays, Sundays and holidays) before the Special Meeting or any adjournment or postponement thereof. 9. This proxy should be read in conjunction with the accom

Appointment of Proxyholder I/We being holder(s) of common shares (“Common Shares”) of Canadian Oil Sands Limited (the “Corporation”) hereby appoint: E.F.H. (Harry) Roberts, Chair of the Board of the Corporation, or failing him, Jacqueline S. Moore, Corporate Secretary OR Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein. As my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of shareholders of the Corporation to be held at the Calgary Telus Convention Centre, 120-9th Avenue SE, Calgary Alberta, T2G 0P3 on Monday, March 21, 2016 at 10:30 am (MDT) and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. For Against 1. Amalgamation Resolution To consider and, if thought advisable, to approve, with or without amendment, a special resolution, the full text of which is set forth in Appendix A to the accompanying management proxy circular (“Circular”) of the Corporation dated February 19, 2016, authorizing and approving an amalgamation of the Corporation and 1950456 Alberta Ltd (“Newco”), an indirect wholly-owned subsidiary of Suncor Energy Inc. (“Suncor”) and involving Suncor, the holders of Common Shares and Suncor Energy Ventures Corporation (“Holdco”), a directly wholly-owned subsidiary of Suncor and the sole shareholder of Newco, substantially upon the terms and conditions set forth in the form of amalgamation agreement dated February 19, 2016 among the Corporation, Newco, Holdco and Suncor a copy of which is included as Appendix B to the Circular. Fold Other Business To transact such other business as may properly be brought before the Meeting or any adjournment or postponement thereof. Fold Signature(s) Date Authorized Signature(s) – This section must be completed for your instructions to be executed. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management. DD / MM / YY . COCQ 190408 ARO 017B4J